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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

             Current Report Filed Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
              (Date of earliest event reported): February 27, 1997


                          ENERGY BIOSYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)


               Delaware                                0-21130                                04-3078857
    (State or other jurisdiction of            (Commission File Number)          (I.R.S. Employer Identification No.)
    incorporation or organization)

                           4200 Research Forest Drive
                           The Woodlands, Texas 77381
                              (Address of principal
                                executive offices
                                  and zip code)

                                 (281) 364-6100
                         (Registrant's telephone number,
                              including area code)

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Item 5. Other Events

         On February 27, 1997, Energy BioSystems Corporation (the "Company") conducted an initial closing of a private placement of its Series B Convertible Preferred Stock in which it sold 220,100 shares of Series B Convertible Preferred Stock at $50.00 per share. On March 10, 1997, the Company conducted a final closing of the private placement in which it sold an additional 4,000 shares of Series B Convertible Preferred Stock. The Company received an aggregate of approximately $11.2 million ($10.2 million net of placement fees and expenses) from the sale of the Series B Convertible Preferred Stock in the private placement.

          Alex. Brown & Sons Incorporated ("Alex. Brown") served as the placement agent for the private placement. In consideration for such services, the Company paid Alex. Brown placement fees of $677,000.00 and issued a warrant to Alex. Brown exercisable for 20,319 shares of Series B Convertible Preferred Stock at an exercise price of $50.00 per share.

          Concurrent with the initial closing of the private placement, on February 27, 1997, the Company completed an initial closing of an exchange offering in which it issued 463,300 shares of Series B Convertible Preferred Stock in exchange for the same number of shares of its Series A Convertible Preferred Stock. On March 10, 1997, the Company conducted a second closing of the exchange offering in which it issued an additional 14,700 shares of Series B Convertible Preferred Stock in exchange for the same number of shares of Series A Convertible Preferred Stock. All of the outstanding shares of the Company's Series A Convertible Preferred Stock (except for 2,000 shares) have been exchanged for shares of Series B Convertible Preferred Stock in the exchange offering.

         Dividends on the Series B Convertible Preferred Stock are payable, at the Company's option, in cash or common stock or a combination thereof, at an annual rate equal to $4.00 per share to the extent paid in cash and $4.50 per share to the extent paid in common stock. Shares of Series B Convertible Preferred Stock are convertible into common stock at a conversion price of $7.25 per share, subject to adjustment under certain circumstances. The Series B Convertible Preferred Stock may be redeemed at the option of the Company, under certain circumstances, after February 26, 1997, and will be subject to mandatory redemption on February 26, 2002. In each case, the redemption price will be $50.00 per share payable, at the Company's option, in cash or common stock. The Company has agreed to use its reasonable best efforts to file a registration statement to cover the resale of the underlying common stock.

         The private placement and exchange offering were not registered under the Securities Act of 1933, as amended (the "Securities Act"), and were made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D. The purchasers in the private placement and holders of Series A Convertible Preferred Stock that participated in the exchange offering consisted of Qualified Institutional Buyers and other accredited investors.

         On March 3, 1997, the Company issued a press release which announced the initial closing of the private placement of 220,100 shares of Series B Convertible Preferred Stock. The press release is filed as an exhibit to this Current Report on Form 8-K pursuant to Rule 135c under the Securities Act of 1933, as amended.


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Item 7.  Exhibits

         Exhibit 99.1      -- Press Release


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ENERGY BIOSYSTEMS CORPORATION

Date: March 11, 1997

                                       By:/s/   Paul G. Brown, III
                                                Paul G. Brown, III
                                                Vice President, Finance and
                                                  Administration




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